             Chase Manhattan Bank Revolving Home Equity Loan 1995-1

                         Statement to Certificateholders

                                February 15, 2000

================================================================================================================
                                           DISTRIBUTION IN DOLLARS
----------------------------------------------------------------------------------------------------------------
          ORIGINAL          PRIOR                                                                      CURRENT
            FACE          PRINCIPAL                                              REALIZED DEFERRED    PRINCIPAL
  CLASS     VALUE          BALANCE        PRINCIPAL     INTEREST       TOTAL      LOSSES  INTEREST     BALANCE
----------------------------------------------------------------------------------------------------------------
   A1   357,735,172.00  133,341,989.30  4,923,394.99    624,466.46  5,547,861.45   0.00    0.00   128,418,594.31
   A2    40,000,000.00   14,909,575.54    550,507.23     69,693.98    620,201.21   0.00    0.00    14,359,068.31
    R             0.00            0.00          0.00    597,348.84    597,348.84   0.00    0.00             0.00
----------------------------------------------------------------------------------------------------------------
 TOTALS 397,735,172.00  148,251,564.84  5,473,902.22  1,291,509.28  6,765,411.50   0.00    0.00   142,777,662.62
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
   SI     8,117,044.50   20,569,691.84          0.00    154,140.12    154,140.12   0.00    0.00    23,619,307.35
----------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------      --------------------
              FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                         PASS-THROUGH RATES
------------------------------------------------------------------------------      --------------------
            PRIOR                                                 CURRENT                 CURRENT
          PRINCIPAL                                              PRINCIPAL          CLASS PASS-THRU
 CLASS      FACTOR       PRINCIPAL    INTEREST      TOTAL         FACTOR                   RATE
------------------------------------------------------------------------------      --------------------
   A1     372.73938862  13.76268082   1.74561102  15.50829184    358.97670780       A1    6.021250%
   A2     372.73938850  13.76268075   1.74234950  15.50503025    358.97670775       A2    6.010000%
------------------------------------------------------------------------------      --------------------
 TOTALS   372.73938861  13.76268081   3.24715884  17.00983965    358.97670780
------------------------------------------------------------------------------      --------------------

------------------------------------------------------------------------------      --------------------
   SI   2,534.13564999   0.00000000  18.98968522  18.98968522  2,909.84081090       SI    0.000000%
------------------------------------------------------------------------------      --------------------

           IF THERE ARE ANY QUESTIONS OR PROBLEMS WITH THIS STATEMENT,
                 PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW:
                                 Matthew Duncan
             The Chase Manhattan Bank - Structured Finance Services
                        450 West 33rd Street, 14th Floor,
                            New York, New York 10001
                    Tel: (212) 946-8651 / Fax: (212) 946-8302
                         Email: Matthew.Duncan@Chase.com

[GRAPHIC]                (C) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

             Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                February 15, 2000

 Sec. 4.01(i)            Principal Collections recieved during the Collection Period                     5,585,603.72
                         Interest Collections recieved during the Collection Period                      1,351,459.36
                         Additional Draw Amount                                                            111,712.07

 Sec. 4.01(iii)          Floating Allocation Percentage                                                   87.960358 %
                         Fixed Allocation Percentage                                                      98.000000 %

 Sec. 4.01(iv)           Investor Certificate Interest Collections                                       1,126,131.48
 Sec. 4.01(v)            Investor Certificate Principal Collections                                      5,473,891.65

 Sec. 4.01(vi)           Seller Interest Collections                                                       154,140.12
                         Seller Principal Collections                                                      111,712.07

 Sec. 4.01(xi)           Accelerated Principal Distribution Amount                                              10.58
                         Accelerated Principal Distribution Amount Actually Distributed                         10.58

 Sec. 4.01(xiii)         Amount Required to be Paid by Seller                                                    0.00
                         Amount Required to be Paid by Servicer                                                  0.00

 Sec. 4.01(xiv)          Servicing Fee                                                                      71,187.76
                         Accrued and Unpaid Servicing Fees                                                       0.00

 Sec. 4.01(xv)           Liquidation Loss Amounts (Net of Charge Off Amounts)                                    0.00
                         Charge Off Amounts                                                                      0.00
                         Charge Off Amounts allocable to Investor Certificateholders                             0.00

 Sec. 4.01(xvi)          Pool Balance as of end of preceding Collection Period                         170,850,618.27
                         Pool Balance as of end of second preceding Collection Period                  173,689,837.57

 Sec. 4.01(xvii)         Invested Amount                                                               144,806,913.04

 Sec. 4.01(xxi)          Has a Rapid Amortization Event Ocurred?                                                   NO

 Sec. 4.01(xxii)         Has an Event of Default Ocurred?                                                          NO

 Sec. 4.01(xxiii)        Amount Distributed to Credit Enhancer per 5.01(a)(1)                                7,733.79
                         Amount Distributed to Credit Enhancer per 5.01(a)(6)                                    0.00
                         Unreimbursed Amounts Due to Credit Enhancer                                             0.00

 Sec. 4.01(xxiv)         Guaranteed Principal Distribution Amount                                                0.00

 Sec. 4.01(xxv)          Credit Enhancement Draw Amount                                                          0.00

 Sec. 4.01(xxvi)         Amount Distributed to Seller per 5.01(a)(10)                                      597,348.84

 Sec. 4.01(xxvii)        Maximum Rate                                                                        8.7453 %
                         Weighted Average Net Loan Rate                                                      8.7453 %

[GRAPHIC]                (C) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION

              Chase Manhattan Bank Revolving Home Equity Loan 1995-1
                                February 15, 2000

 Sec. 4.01(xxviii)       Minimum Seller Interest                                                         3,368,526.84

 Sec. 4.01(xxix)         Required Servicer Advance                                                               0.00
                         Unreimbursed Required Servicer Advance                                                  0.00
                         Required Servicer Advance Reimbursement                                                 0.00

 Sec. 4.01(xxx)          Spread Account Requirement                                                      2,121,782.82
                         Amount on deposit in the Spread Account                                         2,121,782.82
                         Spread Account Deposit                                                             10,742.92
                         Spread Account Withdrawal                                                         173,122.17

                                  Delinquencies

================================================================================
                                          Group 1
--------------------------------------------------------------------------------
        Period         Number        Principal Balance            Percentage
--------------------------------------------------------------------------------
      31-60 days         58             1,567,072.39                   0.93%
--------------------------------------------------------------------------------
      61-90 days         15               471,689.27                   0.28%
--------------------------------------------------------------------------------
     91-120 days          4                82,000.80                   0.05%
--------------------------------------------------------------------------------
      121+ days          17               543,933.43                   0.32%
--------------------------------------------------------------------------------
        Total            94             2,664,695.89                   1.58%
================================================================================

                              Loans in Foreclosure

             ======================================================
                                   Group 1
             ------------------------------------------------------
                   Number     Principal Balance   Percentage
             ------------------------------------------------------
                        0                  0.00       0.00%
             ======================================================

                                  Loans in REO

             ======================================================
                                   Group 1
             ------------------------------------------------------
                   Number     Principal Balance   Percentage
             ------------------------------------------------------
                        0                  0.00       0.00%
             ======================================================

[GRAPHIC]                (Copyright) COPYRIGHT 2000, CHASE MANHATTAN CORPORATION